Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of The First American Corporation on Form S-8 (No. 333-67451) of our report dated June 25, 2004, relating to the financial statements of the RELS Savings Plan, which appears in the Form 11-KT filed June 28, 2004, as amended by this Form 11-KT/A.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 10, 2004